Exhibit 99

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contact:

Diana L. Hayden

410 470-7433

Investor Contact:	Kevin Hadlock
410 470-3647
Janet Mosher
410 470-1884

Constellation Energy Expects Second Quarter Results to Significantly Exceed Adjusted Earnings Expectations

SCHEDULES SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL FOR THURSDAY, JULY 31, 2008

BALTIMORE, July 18, 2008 - Constellation Energy (NYSE: CEG) today announced at the company’s Annual Meeting of Shareholders that its preliminary estimate of second quarter adjusted earnings is expected to significantly exceed the First Call earnings estimate consensus of $0.91 per share.

“Based on the preliminary results for the second quarter of 2008, we expect our results will significantly exceed Wall Street’s expectations,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Our exceptional performance was driven by strong execution at each of our operating divisions, with particularly strong performance at our Global Commodities Group. We will provide complete details on our second quarter conference call later this month.”

The company will host a conference call at 8:30 a.m. (EDT) on Thursday, July 31, 2008 to review the results.

To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (866) 483-9032 or (203) 369-1585 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (http://www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will also be recorded and archived on the site.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 84 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

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